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Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
Tel: +1.212.859.8000
Fax: +1.212.859.4000
www.friedfrank.com

September 19, 2008

Cloud Peak Energy Inc.
505 S. Gillette Ave.
Gillette, WY 82718

  RE:
  Registration Statement on Form S-1, File No. 333-152870 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as counsel for Cloud Peak Energy Inc., a Delaware corporation (the "Company"), in connection with the underwritten initial public offering (the "Offering") of shares of common stock, par value $0.01 per share, of the Company (the "Shares") by Rio Tinto America Inc. (the "Selling Stockholder"), including Shares which may be offered and sold upon the exercise of the over-allotment option granted to the underwriters by the Selling Stockholder (the "Optional Shares" and, together with the Shares, the "Offered Shares"). The Offered Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company, the Selling Stockholder and Credit Suisse Securities (USA) LLC, as representative of the underwriters (the "Underwriting Agreement"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

        Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares and the Optional Shares registered pursuant to the Registration Statement to be sold by the Selling Stockholder (when issued, delivered and paid for in accordance with the Registration Statement and the Underwriting Agreement) will be duly authorized, validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware, as currently in effect, together with applicable provisions of the Constitution of Delaware and relevant decisional law, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. To the extent such opinions contain assumptions, conditions, or qualifications, we are incorporating such assumptions, conditions and qualifications herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date of effectiveness of the Registration Statement, and we undertake no obligation to supplement this letter if any applicable laws change after that date or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

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  Exhibit 5.1